UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2008

NORTH SHORE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52875	20-0433980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Great Neck Road, Suite 204 Great Neck, New York	11021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 487-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 7, 2007, North Shore Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 6,300,000 Units. Simultaneously with the consummation of the IPO, the Company consummated the private sale (“Private Sale”) of 1,600,000 warrants (“Insider Warrants”) at a price of $1.00 per Insider Warrant, generating total proceeds of $1,600,000. The Insider Warrants were purchased by Barry J. Gordon, the Company’s Chairman of the Board and Chief Executive Officer, Marc H. Klee, the Company’s President, Chief Financial Officer and Secretary and a Director of the Company, Alan J. Loewenstein, the Company’s Vice President, Robert Sroka and Arthur H. Goldberg, each a Director of the Company, and Harvey Granat, one of the Company’s stockholders. On January 11, 2008, the Company consummated the closing of 53,000 Units which were subject to the over-allotment option. Each Unit sold in the IPO consisted of one share of common stock, $.0001 par value per share, and two warrants, each to purchase one share of the Company’s common stock. The 6,353,000 Units sold in the IPO, including the 53,000 Units subject to the over-allotment option, were sold at an offering price of $8.00 per Unit, generating total gross proceeds of $50,824,000. Of the gross proceeds of the IPO and Private Sale, $49,693,160 (or approximately $7.82 per share) was placed in trust.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1	Audited Financial Statements*

Exhibit 99.2	Press release dated December 7, 2007*

Exhibit 99.3	Press release dated January 11, 2008

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2008		NORTH SHORE ACQUISITION CORP.

	By:	/s/ Barry J. Gordon
Barry J. Gordon
Chief Executive Officer